UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Xenith Bankshares, Inc.

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Dear Shareholder:

You are cordially invited to attend the 2016 annual meeting of shareholders of Xenith Bankshares, Inc. to be held at the offices of Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219, on Monday, November 21, 2016, at 10:00 a.m., Eastern Time.

At the annual meeting, you will be asked to (1) elect 13 directors to the Board of Directors to serve until our 2017 annual meeting of shareholders and until their respective successors are elected and qualified, (2) approve an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a reverse stock split ratio of 1-for-10 within 12 months of the date of the annual meeting if this amendment is approved by shareholders, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and (4) transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Enclosed with this letter is a formal notice of the annual meeting, a proxy statement that more fully describes the items of business for the annual meeting and additional details regarding the annual meeting, including the methods you can use to vote your shares, a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Your vote is very important. I encourage you to vote using one of the methods discussed in the accompanying proxy statement.

Sincerely,

T. Gaylon Layfield, III
President and Chief Executive Officer

October [    ], 2016

XENITH BANKSHARES, INC.

One James Center

901 East Cary Street

Suite 1700

Richmond, Virginia 23219

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on: November 21, 2016

NOTICE IS HEREBY GIVEN that the 2016 annual meeting of shareholders of Xenith Bankshares, Inc. will be held at the offices of Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219, on Monday, November 21, 2016, at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect as directors the 13 nominees named in the accompanying proxy statement to the Board of Directors to serve until the 2017 annual meeting of shareholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal.

2.	To approve an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a reverse stock split ratio of 1-for-10 within 12 months of the date of the annual meeting if this amendment is approved by shareholders.

3.	To ratify the appointment of KPMG LLP as our registered independent accounting firm for the fiscal year ending December 31, 2016.

4.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on September 29, 2016 are entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.

The Board of Directors unanimously recommends that shareholders vote FOR approval of each of the above items.

By Order of the Board of Directors:

/s/ Paul A. Driscoll
Paul A. Driscoll
Secretary of the Board

October [    ], 2016

We encourage each shareholder to participate in the annual meeting, either by attending and voting in person or by voting using one of the other acceptable means described under “Questions and Answers about the Annual Meeting and This Proxy Statement — How do I vote?” in the accompanying proxy statement as promptly as possible.

1

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

XENITH BANKSHARES, INC.

TO BE HELD NOVEMBER 21, 2016

APPROXIMATE DATE OF MAILING OF THE

PROXY MATERIALS – OCTOBER [    ], 2016

This proxy statement sets forth certain information with respect to the proxy to be used at the 2016 annual meeting of shareholders of Xenith Bankshares, Inc. (the “Annual Meeting”), and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of Xenith Bankshares, Inc. (the “Board of Directors” or the “Board”) has designated the offices of Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219, as the location of the Annual Meeting. You may obtain directions to the Annual Meeting by contacting our offices at (804) 433-2200. The Annual Meeting will be called to order at 10:00 a.m., Eastern Time, on Monday, November 21, 2016.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, references in the proxy statement to “the Company,” “we,” “us” or “our” are to Xenith Bankshares, Inc. (formerly known as Hampton Roads Bankshares, Inc.).

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND THIS PROXY STATEMENT

Who is asking for my vote and why am I receiving this document?

The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this proxy statement.

We are providing this proxy statement and related proxy card to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. A proxy card, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

When is the Annual Meeting?

The Annual Meeting will be held on Monday, November 21, 2016, at 10:00 a.m., Eastern Time.

Where will the Annual Meeting be held?

The Annual Meeting will be held at our offices, which are located at One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219.

Who is entitled to vote?

You may vote if you owned shares of our common stock, $0.01 par value per share (“Common Stock”), on September 29, 2016, the date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 230,886,387 shares of Common Stock outstanding. The Common Stock is our only class of outstanding voting securities for purposes of the Annual Meeting. Each share of our Common Stock is entitled to one vote.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. T. Gaylon Layfield, III, Scott A. Reed and Paul A. Driscoll have been designated as proxies or proxy holders for the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

In order for the Annual Meeting to be conducted, at least a majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee that are voted on any matter (“broker shares”) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

What items will be voted upon at the Annual Meeting?

You are voting on the following proposals:

1.	Election of Directors. To elect as directors the 13 nominees named in this proxy statement to the Board of Directors, each until the our 2017 annual meeting of shareholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal.

2.	Amendment to Articles of Incorporation to Authorize a Reverse Stock Split. To approve an amendment to our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a reverse stock split ratio of 1-for-10 within 12 months of the date of the Annual Meeting if this amendment is approved by shareholders.

3.	Ratification of Accountants. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Why is there no advisory vote on executive compensation at the Annual Meeting?

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers not less frequently than once every three years (“say-on-pay” vote).

At the 2014 annual meeting of shareholders, our shareholders voted, on a non-binding advisory basis, in preference of an annual frequency for this “say-on-pay” vote, and we have elected to follow that advisory vote. As a result, our policy is to provide our shareholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers not less frequently than annually. Shareholders last approved the compensation of our named executive officers at the 2015 annual meeting of shareholders. In the proxy statement for the 2014 annual meeting of shareholders, we disclosed that this policy is subject to the discretion of the Board of Directors to decide to hold an advisory vote on executive compensation more or less frequently than annually, if doing so would be in the best interests of our shareholders and the Company.

On July 29, 2016, Hampton Roads Bankshares, Inc. merged (the “merger”) with Xenith Bankshares, Inc. (“Legacy Xenith”), with Hampton Roads Bankshares, Inc. surviving the merger. In connection with the merger, Hampton Roads Bankshares, Inc. changed its name to “Xenith Bankshares, Inc.” As a result of the merger, both the composition of our named executive officers, which is based on information for the fiscal year ended December 31, 2015, and the details of their then-current compensation have changed significantly. As a result, we believe that an advisory vote by our shareholders approving the compensation of our named executive officers for the fiscal year ended December 31, 2015 would not be appropriate or meaningful at this time. Consequently, the Board of Directors has determined that an advisory vote approving the compensation of our named executive officers for the fiscal year ended December 31, 2015 is not in the best interests of our shareholders or the Company.

We intend to hold a non-binding advisory vote on executive compensation at our 2017 annual meeting of shareholders, which is expected to be on or about June 21, 2017.

What vote is needed for each matter to be voted on at the Annual Meeting?

Proposal 1—Election of Directors. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.

Proposal 2—Amendment to Articles of Incorporation to Authorize a Reverse Stock Split. The approval of the amendment to our Articles of Incorporation to effect the reverse stock split requires the affirmative vote of at least a majority of the votes entitled to be cast on the proposal.

Proposal 3—Ratification of Accountants. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires that the votes cast “FOR” the ratification exceed the number of votes cast “AGAINST” the ratification.

What is the voting recommendation of the Board?

The Board of Directors recommends that shareholders vote “FOR” each of the nominees for director, “FOR” the amendment to our Articles of Incorporation to authorize the reverse stock split and “FOR” the ratification of the appointment of KPMG LLP.

How do I vote?

We offer multiple alternative methods of voting:

•	INTERNET VOTING: Available until 3:00 a.m. Eastern Time on November 21, 2016.

•	Visit the Internet voting website at WWW.INVESTORVOTE.COM/XBKS;

•	In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions;

•	Your vote will be confirmed and cast as you directed; and

•	You will only incur your usual Internet charges.

•	TELEPHONE VOTING: Available until 3:00 a.m. Eastern Time on November 21, 2016.

•	On a touch-tone telephone, call TOLL FREE 1-800-652-8683, 24 hours a day, 7 days a week;

•	In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions; and

•	Your vote will be confirmed and cast as you directed.

•	VOTING BY MAIL: Using the attached proxy card and postage-paid envelope.

•	Complete, sign and date your proxy card and return it in the enclosed postage-paid envelope;

•	To be voted, mailed proxy cards must be received by 7:00 a.m. Eastern Time on November 21, 2016; and

•	If you vote by telephone or through the Internet, please do not return your proxy card.

•	IN PERSON: If you prefer to submit your proxy in person, you may attend the Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, which are available to you 24 hours a day, 7 days a week.

Shareholders who hold shares of our Common Stock through a bank, broker or other nominee (“street name” shareholders) should be provided with voting instruction cards by the institution that holds their shares. If you are a street name shareholder and have not received a voting instruction card from your bank, broker or other nominee, please contact the institution that holds your shares.

Street name shareholders may also be eligible to vote their shares over the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly.

Can I attend the annual meeting?

The Annual Meeting is open to all holders of Common Stock as of the record date, September 29, 2016. You may vote by attending the Annual Meeting and voting in person. Even if you plan to attend the Annual Meeting, however, we encourage you to vote your shares by proxy. Street name shareholders who wish to attend the Annual Meeting must first obtain a legal proxy from their bank, broker or other nominee. We will not permit cameras, recording devices or other electronic devices at the Annual Meeting.

Can I change or revoke my vote?

Any shareholder giving a proxy may change or revoke it at any time before the polls are closed for voting at the Annual Meeting.

If you are a shareholder of record, you may change or revoke your proxy by (1) voting over the Internet or by telephone or (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (2) timely delivering a later dated proxy or a written notice of revocation to our Secretary at the address listed under “Shareholder Proposals” on page 34 of this proxy statement or (3) attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not itself change or revoke your proxy.

If you are a street name shareholder, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given voting instructions.

How will my shares be voted if I do not specify a choice with respect to each proposal?

Shareholders should specify their choice for each matter as provided. If you indicate when voting over the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or if you sign, date and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares “FOR” the election of all nominees for director, “FOR” the approval of the amendment to our Articles of Incorporation to effect the reverse stock split and “FOR” the ratification of the appointment of KPMG LLP.

As to any other business that may properly come before the Annual Meeting, the individuals named in the enclosed proxy card will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

How will my shares be voted if I do not provide my proxy?

If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with Computershare, our transfer agent, your shares will be voted only if you submit your vote over the Internet or by telephone or if you return a signed proxy card. Otherwise, your shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, which is explained under “— How many votes must be present to hold the Annual Meeting?” above, unless you attend the Annual Meeting to vote them in person.

If you are a street name shareholder, your bank, broker or other nominee may or may not vote your shares if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Annual Meeting. Under the rules of the New York Stock Exchange, which govern brokers, brokers may vote your shares in their discretion on “routine matters.” The ratification of the appointment of KPMG LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided.

Under the rules of the New York Stock Exchange, when a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” The election of the director nominees to the

Board of Directors and the approval of the amendment to our Articles of Incorporation to effect the reverse stock split are not routine matters and, if your bank, broker or other nominee has not received your voting instructions with respect to these proposals, your bank, broker or other nominee cannot vote your shares on these proposals.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will not be included in the number of votes cast or the vote totals for the election of directors or the ratification of the appointment of KPMG LLP and will not affect the outcome of the vote for these proposals.

Abstentions and broker non-votes will have the same effect as votes cast against the proposal to approve the amendment to our Articles of Incorporation to effect the reverse stock split. It is important that you vote your shares.

Are there any dissenters’ rights or appraisal rights?

Under Virginia law, shareholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the proposals.

Where can I find the voting results?

We will disclose the voting results of the Annual Meeting on a Current Report on Form 8-K within four business days after the date of the Annual Meeting. You will be able to find such Form 8-K at the Investor Relations section of our website at www.xenithbank.com under “SEC Filings” under “next page” under “Investor Relations” under “About Xenith.”

Who should I contact if I have any questions?

If you have any questions before you vote, you may contact Thomas W. Osgood, Executive Vice President and Chief Financial Officer, or Paul A. Driscoll, Senior Vice President, Secretary and General Counsel, in writing at Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219, or by telephone at (804) 433-2200.

What if I have questions for Xenith Bankshares’ transfer agent?

You can contact our transfer agent directly at:

Computershare Investor Services

By Mail: P.O. Box 43078, Providence, Rhode Island 02940-3078

By Overnight Delivery: 250 Royall Street, Canton, Massachusetts 02021

Phone number: 1-800-368-5948

Facsimile number: 1-781-298-2866

Who pays for the solicitation of proxies?

We will pay for the cost of the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation material to beneficial owners of shares of Common Stock held of record by those persons, and we may reimburse them for reasonable transaction and clerical expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile or other means of communication by our officers and regular employees. These persons will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.

How may I obtain the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other financial information for Xenith Bankshares?

We have enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (“2015 Form 10-K”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 21, 2016

This proxy statement and our 2015 Form 10-K are available at www.xenithbank.com under “SEC Filings” under “next page” under “Investor Relations” under “About Xenith.”

Shareholders may request additional copies of the 2015 Form 10-K, without charge, from:

Xenith Bankshares, Inc.

Attention: Thomas W. Osgood

One James Center

901 East Cary Street

Suite 1700

Richmond, Virginia 23219

(804) 433-2200

We will deliver a list of exhibits to the 2015 Form 10-K, showing the cost of each, with the copy of the 2015 Form 10-K. We will provide any of the exhibits upon payment of the charge noted on the list. Exhibits to the 2015 Form 10-K are also available on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

PROPOSAL 1:

ELECTION OF DIRECTORS OF

XENITH BANKSHARES, INC.

Board Composition

Our Articles of Incorporation provide that the Board of Directors consists of a minimum of eight directors and a maximum of 24 directors. The Board currently consists of 13 directors.

Nominees for Election of Directors with Terms Expiring in 2017

The 13 individuals named below, each of whom is currently a member of the Board of Directors, have been nominated by the Governance and Compensation Committee and approved by the Board of Directors to serve as directors until the Company’s 2017 annual meeting of shareholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal. All of the nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

Our Amended and Restated Bylaws state that directors will not be eligible for re-election following the attainment of the age of 75, unless the Board of Directors, by a majority vote, elects to waive such retirement age. Acting in accordance with our Corporate Governance Guidelines, the Governance and Compensation Committee recommended and the Board of Directors approved a waiver of the mandatory retirement age for Robert B. Goldstein, who is 75 years of age.

The following biographical information discloses each director nominee’s age, business experience and other directorships held during the past five years. It also includes the experiences, attributes and skills that caused the Governance and Compensation Committee and the Board of Directors to determine that the individual should serve as a director for the Company and the year that each individual was first elected to the Board of Directors of the Company or to the Board of Directors of The Bank of Hampton Roads, the predecessor to and now a wholly-owned subsidiary of the Company. The Bank of Hampton Roads changed its name to “Xenith Bank” in connection with the merger.

James F. Burr, 50, Director since 2013

Mr. Burr has been a managing director in the Global Financial Services Group of The Carlyle Group (“Carlyle”) since July 2008. From 2006 to 2008, Mr. Burr served as Corporate Treasurer of Wachovia Bank (“Wachovia”) (now Wells Fargo & Company), where he was responsible for activities relating to funding, investing, risk transference, balance sheet management, liquidity and capital usage. Previously Mr. Burr had served in various other roles, including Assistant Treasurer, Controller of the Corporate and Investment Bank, Product Controller of Treasury/Balance Sheet Management and Structured Products, and Management Analyst, at Wachovia since he began there in 1992. Mr. Burr began his career at Ernst & Young, where he was a Certified Public Accountant (“CPA”) focused on banking and computer audit issues. Mr. Burr was designated to the Company’s Board of Directors by an affiliate of Carlyle pursuant to the terms of the Investment Agreement between the Company and Carlyle and is being nominated to continue as a director in accordance with the requirements of that Investment Agreement. Mr. Burr formerly served on the Board of Directors of Central Pacific Financial Corp.

Mr. Burr has more than 20 years of banking and accounting experience, which gives him unique insight into the various regulatory and financial issues facing banking organizations. His experiences at Carlyle and Wachovia have earned him a respected reputation in the banking industry, and we believe he is an invaluable asset to the Board.

Patrick E. Corbin, 62, Director since 2009

Mr. Corbin has been the Managing Shareholder of Corbin & Company, P.C. since 1983 and has been a CPA since 1979. He is a member of professional organizations including the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants and the Tidewater Chapter of the Virginia Society of Certified Public Accountants. He is a director and past chairman of the Chesapeake Alliance. He was designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002-2012.

Mr. Corbin brings significant experience to the Board in the fields of accounting and small business.

Henry P. Custis, Jr., 71, Director since 2008

From 2010 until May 2013, Mr. Custis served as Chairman of the Board of Directors of The Bank of Hampton Roads. Mr. Custis is a Partner at Custis, Dix, Lewis and Custis, a law firm in Accomac, Virginia and has practiced law since 1970. He was Chairman of the Board of Shore Bank from 1997 until its merger with The Bank of Hampton Roads on June 1, 2008. He has served on bank boards for over 40 years, and has been an investor for over 35 years.

Mr. Custis’ familiarity with the Company, the Eastern Shore of Virginia and Maryland, and his extensive experience in bank governance, make him highly qualified to serve on the Board of Directors.

Palmer P. Garson, 59, Director since July 2016

Ms. Garson was a director of Legacy Xenith at the time of its merger with and into the Company on July 29, 2016 and had served as a director of Legacy Xenith since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. Ms. Garson has been a Managing Director of Silvercrest Asset Management Group, LLC, a wealth management firm, since March 2014. Previously, she was a Managing Director of Cary Street Partners, LLC, a wealth management and investment banking company, from 2007 to 2014. Prior to joining Cary Street Partners, LLC, Ms. Garson was a co-founder and Managing Partner of Jefferson Capital Partners, a private equity firm focused on providing growth financing to well-managed, late stage, rapidly growing companies, primarily in the consumer, business services, education, health care and selected information technology industries, from 1989 to 2007. Prior to co-founding Jefferson Capital Group, Ltd. in 1989, Ms. Garson developed extensive corporate finance and investment banking experience while working for A.G. Edwards from 1987 to 1989, for Morgan Stanley & Co. from 1983 to 1986, and for Mellon Bank from 1979 to 1981. Ms. Garson’s primary focus as an investment banker was in the field of mergers and acquisitions. Ms. Garson currently serves on the board of directors of First Street, a Jefferson Capital Partners portfolio company.

Ms. Garson has extensive corporate finance experience with several industries and extensive board experience from her past board service.

Robert B. Goldstein, 76, Director since 2010

Mr. Goldstein is a Founding Principal in CapGen Capital Advisers LLC (“CapGen”), a private equity fund that invests in banks and financial service companies. Mr. Goldstein was designated to the Board by CapGen Capital Partners VI L.P., an affiliate of CapGen, pursuant to the terms of the Investment Agreement between the Company and CapGen and has been nominated as a director in accordance with the requirements of that Investment Agreement. His experience includes many years in commercial banks, savings and loan associations and other financial institutions. Over the years, he has been CEO of numerous banks and thrift banks, ranging in size from small to large cap and located in various geographic areas, and on the boards of directors as both a management member as well as serving as an independent director. In addition to his role as a Founding Principal of CapGen, Mr. Goldstein previously served on the boards of FNB Corporation, Jacksonville Bancorp, Seacoast Banking Corporation and Seacoast National Bank and Palmetto Bancshares, Inc. and Palmetto Bank. Additionally, he is a member of the Executive Network of Glencoe Capital LLC.

Mr. Goldstein draws from a team of highly experienced bankers who bring skills in diverse areas such as risk management, asset quality administration, audit, finance and marketing.

Edward Grebow, 67, Director since September 2016

Mr. Grebow was designated as a nominee to the Company’s Board of Directors by ACMO - HR, LLC, an affiliate of Anchorage Capital Group, L.L.C. (“Anchorage”) pursuant to the terms of the Investment Agreement between the Company and Anchorage. Mr. Grebow is a Managing Director of TriArtisan Capital Advisors where he advises financial services, media and technology companies. Mr. Grebow joined TriArtisan in November 2013 after serving as President and CEO of Amalgamated Bank. Previously, Mr. Grebow was a Managing Director of J.C. Flowers & Co, a leading private equity firm focused on the financial services sector. Until June 2006, Mr. Grebow served as President of the ULLICO Inc. family of companies, including the $6 billion Union Labor Life Insurance Company. In 2002 and 2003, Mr. Grebow served as President of the Metropolitan Television Alliance (“MTVA”), a consortium Of 11 New York Metropolitan Area Broadcasters seeking to rebuild the TV and Emergency services transmission tower destroyed atop The World Trade Center on September 11, 2001. Prior to joining MTVA, Mr. Grebow was Deputy President of Sony Electronics, Inc., and President of Sony’s Broadcast and Professional Company. Earlier in his career, Mr. Grebow served as Executive Vice President in charge of Operations at CBS, Inc., Vice President at JP Morgan & Co. Inc., President of JP Morgan Leasefunding Corp. and Chief Operating Officer and EVP of The Bowery Savings Bank. Mr. Grebow serves as a Director and Audit Committee Chairman of Diamond Offshore

Drilling, Inc. and Alcentra Capital Corporation and as a Trustee of NY PBS station WNET. He has also served on the Board of Trustees of The George Washington University, the American Film Institute, Theatre Development Fund, Flowers National Bank and Panavision Inc. He was appointed by Governor Mario Cuomo to the New York State Hospital Review and Planning Council.

Mr. Grebow has extensive experience in financial services, on governing boards of not-for-profit organization and as a director and audit committee chairman of other corporations.

T. Gaylon Layfield, III, 65, Director since July 2016

Mr. Layfield was a director of Legacy Xenith at the time of its merger with and into the Company on July 29, 2016 and had served as a director of Legacy Xenith since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. Mr. Layfield is the Chief Executive Officer of the Company and was President and Chief Executive Officer of both Legacy Xenith and Xenith Bank since December 22, 2009, having previously served as President and Chief Executive Officer of Xenith Corporation from February 18, 2008 until December 22, 2009. He is the former President of Timber Resource Management, L.L.C., a privately held timber investment management organization, having previously served in various increasing roles of responsibility with Signet Banking Corporation (Signet), a $12 billion bank holding company that was acquired by First Union Corporation (now Wells Fargo & Company) from 1975 until Signet’s acquisition in November 1997. From December 1996 to November 1997, Mr. Layfield was President and Chief Operating Officer of Signet and served on Signet’s board of directors, its management committee, its asset and liability committee and its credit policy committee. Mr. Layfield served as Senior Executive Vice President and on Signet’s management and senior credit committees from 1988 to 1996. From 1991 until 1996, Mr. Layfield was responsible for Signet’s Consumer Banking, which included the branch delivery system, Signet Financial Services, Signet Mortgage Company, Educational Funding, Telephone Banking Center, Trust/Affluent and Small Business banking, having previously been head of Signet’s commercial line of business from 1987 to 1991. Mr. Layfield served as Signet’s Executive Vice President from 1986 to 1988, Regional Executive Officer of Signet’s Hampton Roads Region from 1983 to 1986, officer-in-charge of Signet’s National/International division from 1982 to 1983 and officer-in-charge of Commercial Lending for Signet’s Capital Division from 1980 to 1982. He joined Signet in 1975 as an international credit analyst and for the next five years, he held various positions in the International Division, including officer-in-charge of Business Development.

Mr. Layfield has extensive executive bank management and public bank holding company experience, as well as significant knowledge about the mid-Atlantic region business and banking environment.

Robert J. Merrick, 71, Director since July 2016

Mr. Merrick was a director of Legacy Xenith at the time of its merger with and into the Company on July 29, 2016 and had served as a director of Legacy Xenith since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. Mr. Merrick is retired, having formerly served as the Chief Investment Officer of MCG Capital Corporation (MCG), a business development company (NASDAQ: MCGC), from 1998 until June 2009. Mr. Merrick was also on MCG’s board of directors where he served as chairman of the investment committee, a member of the enterprise risk committee and a member of the credit committee until his resignation on June 17, 2009. Mr. Merrick started his banking career in 1967 with Chemical Bank, served in the United States Army from 1968 through 1971 and worked for American Security Bank from 1971 to 1976. Mr. Merrick joined Bank of Virginia, a predecessor to Signet, in 1976 and rose to the office of Executive Vice President and Chief Credit Officer for Signet from 1985 to 1997. In that role, he was responsible for all credit extensions within the bank and bank holding company. He was the chairman of Signet’s credit policy committee and a member of the asset and liability, management, safety and soundness and administrative committees. Mr. Merrick was a director of CRIIMI MAE from 1998 to 2004 and a director of the Bank of Richmond from 2004 to 2007, serving as chairman of its credit committee and a member of its asset and liability and executive committees.

Mr. Merrick has extensive banking, corporate finance, senior executive, credit and risk management experience.

William A. Paulette, 69, Director since 2009

Mr. Paulette was a director of Gateway Financial Holdings, Inc. (“Gateway”) at the time of its merger with the Company on December 31, 2008 and was a director of Bank of Richmond from 1998 to 2007. He has served on the board of Virginia Military Institute since 2003. He is founder, President and CEO of KBS, Inc., a construction firm based in Richmond, Virginia. He is responsible for the general management of KBS including its financial success.

Mr. Paulette brings to the Board substantial knowledge of the construction business and the Richmond market.

John S. Poelker, 74, Director since 2013

Mr. Poelker was appointed in August 2014 Chairman, President and Chief Executive Officer of CertusBank, N.A. and served until May 2015. Prior to this appointment, Mr. Poelker had been the President of The Poelker Consultancy, Inc. since 2005. The Poelker Consultancy, Inc. provides a wide range of strategic and financial management advisory and consulting services to banks and financial services companies. Through his consultancy, Mr. Poelker has served in a number of senior executive officer roles on a temporary basis at various financial institutions, including: Interim President and CEO of CertusBank, N.A. from April 2014 to August 2014; Chief Financial Officer of State Bank Financial Corporation from August 2010 to October 2011; Chief Executive Officer of Beach First National Bank from February 2010 to April 2010; President and Chief Executive Officer of State Bank of Georgia from December 2009 to February 2010; and President and Chief Executive Officer of Georgian Bancorporation Inc. and Georgian Bank from July 2009 through September 2009. Previously, he had served as Executive Vice President and Chief Financial Officer of Old National Bancorp from 1998 to 2005. Mr. Poelker currently serves on the Board of Directors of First Banks, Inc. and Capmark Financial Group, Inc. He previously served on the Board of Directors of First Charter Corporation from 2006 until it was acquired by Fifth Third Bank in 2008.

Mr. Poelker brings experience and knowledge of the banking and financial services industry through his consultancy and executive officer roles that will be significant attributes to the Board of Directors.

Scott A. Reed, 46, Director since July 2016

Mr. Reed was a director of Legacy Xenith at the time of its merger with and into the Company on July 29, 2016 and had served as a director of Legacy Xenith since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. Mr. Reed is a principal and founding partner of BankCap Partners. Before founding BankCap Partners in 2005, Mr. Reed had a diverse career that included derivatives trading, consulting, investment banking and corporate strategy and planning. Most recently, Mr. Reed served in a number of roles culminating as Senior Vice President at Carreker Corporation from 2002 to 2004. From 2000 to 2002, Mr. Reed worked in the Financial Institutions Group at Bear, Stearns & Co. Inc., where he focused on mergers and acquisitions and capital market transactions. Prior to joining Bear, Stearns & Co. Inc., Mr. Reed worked from 1998 to 2000 for Bain & Company, a management consulting company, where he focused on corporate strategy formation and implementation for numerous Fortune 100 companies. Mr. Reed started his career as an options trader for Swiss Bank Corporation, where he managed a diverse portfolio while working on the Pacific Stock Exchange in San Francisco. Mr. Reed serves as a principal of BCP Fund I Holdings, LLC, an affiliate of BankCap director of Silvergate Capital Corp. and Silvergate Bank in La Jolla, California and is a member of the advisory board of the Commerce School at the University of Virginia.

Mr. Reed has a strong corporate business background and significant experience in financial institutions, investment banking and strategic transactions.

Thomas G. Snead, 63, Director since July 2016

Mr. Snead served as Chairman of the board of Legacy Xenith at the time of its merger with and into the Company on July 29, 2016 and had served as a director of Legacy Xenith since May 1, 2013. Mr. Snead is retired, having previously served as President and Chief Executive Officer of Wellpoint Inc., Southeast Region, a managed care and health insurance company from December 2004 through January 2006. From July 2002 to December 2004, he served as President of Anthem Southeast, a subsidiary of Anthem, Inc. From April 2000 through July 2002, he was the Chairman and Chief Executive Officer of Trigon Healthcare, Inc. (Trigon), a managed healthcare company. Prior to that, he served in other various positions for Trigon, including President and Chief Executive Officer, President and Chief Operating Officer, Senior Vice President and Chief Financial Officer and he was also a director of Trigon. Mr. Snead previously served on the board of LandAmerica Financial Group Inc., having also served on its executive, executive compensation, corporate governance and audit committees, the last of which he served as chairman. Mr. Snead currently serves on the board of directors of Tredegar Corporation (NYSE: TG), where he serves on the executive compensation committee and as Chairman of the audit committee, and CSA Medical, Inc., a privately-held medical device company, as well as several community organizations, including the Community Foundation, Virginia Home for Boys and Girls Foundation, the Virginia Historical Society and the Virginia Commonwealth University School of Business Foundation.

Mr. Snead has extensive executive management and corporate finance experience from his past executive and board service.

W. Lewis Witt, 74, Director since 2001

Mr. Witt was Chairman of the Board of Coastal Virginia Bank from 1987 until it was merged with The Bank of Hampton Roads in 1992. In addition to being a director of the Company since 2001, Mr. Witt was also a director of The Bank of Hampton Roads from 1991 to 2010. He has been the Owner and President of Inner-view, Ltd., a utility contractor, since September 1976. Mr. Witt’s involvement with utility contracting acquaints him with a wide network of community officials and other contractors.

Mr. Witt is knowledgeable regarding the South Hampton Roads real estate and development market and many of its participants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED ABOVE.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors is comprised of a majority of independent directors as defined by the NASDAQ Stock Market’s listing standards. The Board of Directors in its business judgment has affirmatively determined that the following of its members are “independent” as defined under the NASDAQ Stock Market’s listing standards and the independence standards of our Corporate Governance Guidelines, which are attached as Appendix A to our Corporate Governance Guidelines: James F. Burr, Patrick E. Corbin, Henry P. Custis, Jr., Palmer P. Garson, Edward Grebow, Robert B. Goldstein, Robert J. Merrick, William A. Paulette, John S. Poelker, Scott A. Reed, Thomas G. Snead, Jr., and W. Lewis Witt. In reaching this conclusion, the Board of Directors considered that we and our subsidiaries provide services to, and otherwise conduct business with, certain members of the Board of Directors or members of their immediate families or companies with which members of the Board of Directors are affiliated. These transactions are discussed in greater detail below and in the “Certain Relationships and Related Transactions” section of this proxy statement.

The Board of Directors has established guidelines to assist it in determining director independence, which are included in our Corporate Governance Guidelines and conform to the independence requirements in the NASDAQ listing standards. As set forth in our Corporate Governance Guidelines, in order for a director to be considered “independent” by the Board of Directors, he or she must not (1) be employed by us or any of our subsidiaries in the past three years, (2) have accepted payments from us or any parent or subsidiary of us in excess of $120,000 during any period in the past 12 consecutive months, with certain exceptions, or have a family member who accepted the same, (3) be a family member of an individual who is employed by us or any of our subsidiaries as an executive officer in the past three years, (4) be, or have a family member who is, a partner in, a controlling shareholder of or an executive officer of any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, with certain exceptions, (5) be one of our directors who is, or have a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of the other entity, or (6) be, or have a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years. As used above, “family member” refers to a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in any these persons’ homes.

The Board of Directors considered the following and determined that such transactions did not impair the director’s independence:

•	loans made by us and our subsidiaries to certain directors and their associates in the ordinary course of business; and

•	a compensation arrangement between Edward Grebow and Anchorage pursuant to which Anchorage will pay Mr. Grebow the difference between the fee he earns from us and $150,000 for his service on the Board.

Board Committees

Until August 8, 2016, we had an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, as described below. Effective August 8, 2016, the Board of Directors combined the functions and responsibilities of the Compensation Committee and the Corporate Governance and Nominating Committee into a single Governance and Compensation Committee.

In addition, until August 10, 2016, we had a Risk Oversight Committee, as described below. Effective August 10, 2016, the Board of Directors separated the functions of the Risk Oversight Committee into two separate committees: the Risk Oversight/Credit Quality Committee and the Asset Liability Committee.

Audit Committee

In 2015, the Audit Committee consisted of Patrick E. Corbin, William A. Paulette, John S. Poelker and W. Lewis Witt. The Audit Committee currently consists of John S. Poelker (Chairman), Palmer G. Garson, Edward Grebow, Robert J. Merrick, William A. Paulette and W. Lewis Witt. The Board of Directors affirmatively determined that all of these directors were or are, as applicable, “independent” directors as that term is defined under the NASDAQ Stock Market listing standards and the requirements of the SEC. The Board of Directors further determined that each of the members of the Audit Committee was or is, as applicable, financially literate as required by the NASDAQ Stock Market listing standards and the rules of the SEC. The Audit Committee and the Board of Directors designated John S. Poelker as the Audit Committee Financial Expert, as defined under the rules of the SEC.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. It also must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee acts as the intermediary between the Company and the independent registered public accounting firm and reviews the reports of the independent registered public accounting firm. The Audit Committee held four meetings in 2015. Refer to the “2015 Audit Committee Report” below of more information on the Audit Committee.

The Audit Committee’s charter is available on our website at www.xenithbank.com under “Corporate Governance” under “next page” under “Investor Relations” under “About Xenith.”

Compensation Committee

In 2015, the Compensation Committee consisted of Henry P. Custis, Robert B. Goldstein, Thomas G. Snead, Jr. Jon F. Weber and W. Lewis Witt. The Board of Directors affirmatively determined that all of these directors were (i) “independent” directors as that term is defined under the NASDAQ Stock Market listing standards and the requirements of the SEC, (ii) “non-employee directors” within the meaning of Exchange Act Rule 16b-3 and (iii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

The Compensation Committee held five meetings in 2015.

Corporate Governance and Nominating Committee

In 2015, the Corporate Governance and Nominating Committee consisted of Henry P. Custis, Jr., Robert B. Goldstein, William A. Paulette and Charles M. Johnston until his resignation from the Committee in September 2015 after his appointment as interim Chief Executive Officer. The Board of Directors affirmatively determined that all of these directors were “independent” directors as that term is defined under the NASDAQ Stock Market listing standards and the requirements of the SEC.

The Corporate Governance and Nominating Committee held four meetings in 2015.

Governance and Compensation Committee

As discussed above, effective August 8, 2016, the Board of Directors combined the functions and responsibilities of the Compensation Committee and the Corporate Governance and Nominating Committee into a single Governance and Compensation Committee. The current Governance and Compensation Committee consists of Henry P. Custis, Jr. (Chairman), Robert B. Goldstein, Thomas G. Snead, Jr., Edward Grebow and W. Lewis Witt. The Board of Directors affirmatively determined that all of these directors are (i) “independent” directors as that term is defined under the NASDAQ Stock Market listing standards and the requirements of the SEC, (ii) “non-employee directors” within the meaning of Exchange Act Rule 16b-3 and (iii) “outside directors” within the meaning of Section 162(m).

The Governance and Compensation Committee’s principal responsibilities are to identify individuals qualified to be directors consistent with criteria approved by the Board and to recommend director nominees to the Board; recommend individual directors to the Board to serve on each standing committee; ensure that the Audit Committee and the Governance and Compensation Committee are comprised of directors who meet the independence standards applicable to those committees; lead the Board of Directors in its annual review of the Board’s performance; and take a leadership role in shaping our corporate governance.

The Governance and Compensation Committee is also responsible for overseeing and approving our management continuity process. At least annually, the Governance and Compensation Committee reviews and evaluates the succession plans relating to the Chief Executive Officer and other executive officer positions and makes recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions. The Governance and Compensation Committee also monitors and evaluates risks related to our management succession planning process.

In addition, the Governance and Compensation Committee is responsible for performance evaluations of officers and for creating officer compensation plans. The Governance and Compensation Committee is also responsible for recommending to the Board of Directors the compensation of our non-employee directors and our President and Chief Executive Officer, approving the compensation of our other executive officers upon the recommendation of our President and Chief Executive Officer, reviewing our compensation, incentive compensation and equity-based plans and administering and making awards under such plans.

The Governance and Compensation Committee charter is available on the Company’s website at www.xenithbank.com under “Corporate Governance” under “next page” under “Investor Relations” under “About Xenith.”

Risk Oversight Committee

In 2015, the Risk Oversight Committee consisted of James F. Burr, Robert B. Goldstein, Jon F. Weber, William A. Paulette and John S. Poelker. The Risk Oversight Committee was responsible for assisting the Board and the Chief Risk Officer in the oversight of the Company’s enterprise risk management framework, discussing and analyzing strategic risk issues and trends that may impact the Company’s overall risk profile and facilitating the enhancement of the Company’s business processes and practices. The Risk Oversight Committee held four meetings in 2015.

Risk Oversight/Credit Quality Committee

As discussed above, effective August 8, 2016, the Board of Directors constituted the Risk Oversight/Credit Quality Committee to serve certain functions previously held by the Risk Oversight Committee. The current Risk Oversight/Credit Committee consists of Robert B. Goldstein (Chairman), James F. Burr, Henry P. Custis, Jr., Robert J. Merrick, Scott A. Reed and Thomas G. Snead, Jr. The Risk Oversight/Credit Quality Committee is responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to Xenith Bank’s loan policy. The Risk Oversight/Credit Quality Committee’s role in risk oversight is described in more detail below under “Board’s Role in Risk Oversight.”

Asset Liability Committee

As discussed above, effective August 10, 2016, the Board of Directors constituted the Asset Liability Committee to serve certain functions previously held by the Risk Oversight Committee. The current Asset Liability Committee consists of William A. Paulette (Chairman), James F. Burr, Palmer G. Garson, John S. Poelker and Scott A. Reed. The principal responsibilities of this committee include overseeing Xenith Bank’s actions relating to interest rate and liquidity risks; reviewing management strategies for investment securities activities, deposit programs and lending initiatives; evaluating Xenith Bank’s liquidity position and considering the impact of anticipated changes in that position; and approving trading strategies and reviewing positions in securities. The Asset Liability Committee is also responsible for Xenith Bank’s overall investment strategy and asset/liability and investment policy.

Consideration of Director Nominees

Qualification of Directors

The Board of Directors believes that directors should have a range of talents, skills and expertise sufficient to provide prudent guidance with respect to our operations and interests. The Corporate Governance Guidelines provide that at all times a majority of directors must be “independent directors” as defined by the NASDAQ listing standards and the specific independence requirements established by the Board. Each director also is expected to:

•	exhibit high standards of integrity, commitment and independence of thought and judgment;

•	use his or her skills and experiences to provide independent oversight to our business;

•	participate in a constructive and collegial manner;

•	be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;

•	devote the time and effort necessary to learn our business; and

•	represent the long-term interests of all shareholders.

In addition, the Board of Directors has determined that the Board as a whole must have the right diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience, and mix of characteristics and skills for the optimal functioning of the Board in its oversight responsibilities. Specifically, the Board believes it should be comprised of persons with skills in areas such as:

•	strategic planning – knowledge of our business model, the formulation of corporate strategies, and knowledge of our key competitors and regional markets;

•	banking – significant experience in the banking industry in the Mid-Atlantic region and in our target markets particularly;

•	leadership and executive development – skills in training senior executives and the ability to assist the Chief Executive Officer in his development;

•	relationships – understanding how to interact with regulatory agencies, investors, financial analysts and the communities in which we operate; and

•	finance and audit – understanding of finance matters, financial statements and auditing procedures, and other technical expertise.

Identifying and Evaluating Nominees for Directors

The Governance and Compensation Committee Charter requires the Governance and Compensation Committee to assess the skill areas currently represented on the Board to determine the director nominees. In making this assessment, the Governance and Compensation Committee considers the skills that could improve the overall quality and ability of the Board to carry out its function. When evaluating the suitability of individuals for Board membership, the Governance and Compensation Committee takes into account many factors, including whether the individual has one or more of the skills listed above; whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a bank in today’s business environment; the individual’s understanding of our business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. In the event vacancies are anticipated, or arise, candidates may come to the attention of the Governance and Compensation Committee through current Board members, management, shareholders, professional search firms or other persons. The Governance and Compensation Committee or a subcommittee may interview potential candidates to further assess their ability to serve as a director, as well as the qualifications possessed by the candidates. The Governance and Compensation Committee then determines the best qualified candidates based on the established criteria and recommends those candidates to the Board for election. There are no differences in the manner in which the Governance and Compensation Committee evaluates director candidates based on whether the candidate is recommended by a shareholder.

Director Candidate Recommendations and Nominations by Shareholders

The Governance and Compensation Committee Charter provides that it will consider director candidate recommendations made by shareholders. Shareholders should submit any such recommendations to the Governance and Compensation Committee through the method described in “Communicating with the Board of Directors” on page 16 of this proxy statement. In addition, in accordance with our Amended and Restated Bylaws (the “Bylaws”), any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the Bylaws and summarized in “Shareholder Proposals” on page 34 of this proxy statement.

The Governance and Compensation Committee did not receive any recommendations from any shareholders in connection with the Annual Meeting.

Board’s Role in Risk Oversight

The Board of Directors, through its Risk Oversight/Credit Quality Committee (and previously through its Risk Oversight Committee), is actively involved in overseeing the Company’s enterprise risk management program (“ERM program”). This committee meets regularly to review, discuss and update the Company’s risk appetite statement, key risk indicators and the Company’s identified top risks. The Company’s ERM program includes conducting quarterly risk assessments both by department and also across business units to assess and measure cross enterprise risk in processes, procedures and products. All business units deemed critical by management (including Internal Audit) are included in the quarterly risk assessment process. The Company’s Risk Management Department reports its findings to and answers inquiries of the Risk Oversight/Credit Quality Committee. The Chairman of the Risk Oversight/Credit Quality Committee then shares this information with the full Board of Directors at its next meeting and responds to its direction.

In addition to the efforts of the Company’s Risk Management Department, the Company’s Internal Audit Department conducts an annual investigation and evaluation of enterprise risk, including the Risk Management Department. The Internal Audit Department reports its findings to and answers inquiries of the Audit Committee. The Chairman of the Audit Committee then shares this information with the full Board of Directors at its next meeting and responds to its directions. In addition to the Risk Oversight/Credit Quality Committee and the Audit Committee, other committees of the Board of Directors consider risk within their areas of responsibility. In setting executive compensation, the Governance and Compensation Committee considers risks that may be implicated by our compensation programs and endeavors to set executive compensation that creates incentives to achieve long-term shareholder value without encouraging excessive risk taking to achieve short-term results. The Governance and Compensation Committee reports its findings with explanations to the full Board of Directors.

Leadership Structure

We have no policy with respect to the separation of the offices of the Chairman of the Board and the Chief Executive Officer, and our Bylaws permit more than one office to be held by the same person. However, the Board of Directors determined that having an independent director serve as Chairman of the Board was in the best interest of the Company and our shareholders, and we believe that decision serves us well. In today’s challenging economic and regulatory environment, the Chief Executive Officer is required to devote substantial time, effort and energy to his position and directors are required to devote substantial time, effort and energy to successfully navigate a variety of issues and guide the policies and practices of the companies they oversee.

We believe that our current governance structure allows our Chief Executive Officer, Mr. Layfield, to focus his time and energy running the day-to-day operations and allows our Chairman, Mr. Corbin, who is an independent director, to lead the Board of Directors in its fundamental role of providing independent oversight of and advice to management. We believe that Messrs. Layfield and Corbin have an excellent working relationship and open lines of communication. We also believe that this structure promotes a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board believes its administration of its risk oversight function is enhanced by this leadership structure.

Our Corporate Governance Guidelines require the Board to designate a lead independent director to preside over executive sessions of our independent directors and to facilitate information flow and communication between the directors and the Chairman at any time that the Chairman is not an independent director.

Communicating with the Board of Directors

Shareholders and other interested parties who wish to communicate with the Board of Directors may do so by writing the Chairman of the Board of Directors, Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219. The Board of Directors has adopted procedures for the handling of communications from shareholders and other interested parties to the Board of Directors, any Board committee or specified individual directors, including the non-management or independent directors, individually or as a group, and has directed the Secretary to act as its agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors are to be forwarded to the Chairman of the Board. The Chairman is responsible for determining whether further distribution is appropriate and, if so, whether to the full Board of Directors or one or more individual Board members. Communications that relate to matters that are within the responsibility of one of the Board committees are to be forwarded to the chairman of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate member of management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but are made available to any director who wishes to review them.

Board and Committee Meetings; Director Attendance at Annual Meetings

The Board of Directors generally meets twice each quarter and held 17 meetings in 2015. During 2015, each director participated in at least 75% of the aggregate of all Board of Directors meetings and all meetings of committees on which he or she then served.

The Board of Directors does not have a policy regarding attendance at annual shareholders’ meetings. However, directors are encouraged to attend such meetings, and at the 2015 annual meeting of shareholders, held on June 11, 2015, four of the then-serving 11 directors were in attendance.

Compensation of Non-Employee Directors for 2015

During 2015, the Board of Directors adopted a director compensation program pursuant to which each director received an annual cash retainer of $22,000, $1,300 cash award for each Board committee meeting attended and a $44,000 cash award in lieu of an annual grant of restricted stock units.

The following table shows compensation paid to our non-employee directors during 2015. Charles M. Johnston became an employee of the Company effective September 16, 2015, when he was appointed to serve as our Interim Chief Executive Officer, as well as Chairman of the Board of Directors. Compensation to Mr. Johnston is reflected in the “Summary Compensation Table” under “Executive Compensation” on page 25 of this proxy statement.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Total ($)
James F. Burr	$—	(3)	$—	$—
Patrick E. Corbin	70,250		—	70,250
Henry P. Custis, Jr.	81,700	(4)	—	81,700
Robert B. Goldstein	14,605	(5)	—	14,605
William A. Paulette	72,025		—	72,025
John S. Poelker	71,050		—	71,050
Jon F. Weber	—	(6)	—	—
W. Lewis Witt	70,250		—	70,250

(1)	This column represents fees earned or paid in cash for serving on the Board of Directors, including amounts paid in cash in lieu of restricted stock unit awards.
(2)	No stock was awarded to the non-employee directors in 2015. The following table shows the number of stock awards, consisting entirely of restricted stock units, held by each of our non-employee directors as of December 31, 2015:

Name	Restricted Stock Units (#)
James F. Burr	—
Patrick E. Corbin	70,137
Henry P. Custis, Jr.	70,137
Robert B. Goldstein	70,137
William A. Paulette	70,137
John S. Poelker	70,137
Jon F. Weber	—
W. Lewis Witt	70,137

(3)	Mr. Burr does not receive fees or any stock awards in his capacity as a director, pursuant to The Carlyle Group’s policies. All director fees earned by Mr. Burr were paid to The Carlyle Group.
(4)	Chairman Emeritus of the Board of Directors. Mr. Custis also received $12,500 in fees for his service on the former Shore Bank board of directors.
(5)	Mr. Goldstein receives 20% of fees and 100% of restricted stock unit awards earned in his capacity as a director, and the remaining 80% of cash fees were paid to CapGen Capital Advisers LLC.
(6)	In 2015, Mr. Weber did not receive fees or any stock awards in his capacity as a director, pursuant to Anchorage’s then-current policies. In 2015, Anchorage did not receive any director fees earned by Mr. Weber.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy

Our Audit Committee is responsible for reviewing and overseeing related person transactions. Our Audit Committee operates under a written charter, the relevant provisions of which require the Audit Committee to review any proposed related person transactions for potential conflict of interest situations. The Audit Committee reviews each related person transaction on a case by case basis and approves only those related person transactions that it determines in good faith to be in the best interest of the Company.

For purposes of this policy, a “related person transaction” means any transaction in which we are to be a participant and the amount involved exceeds $120,000 and in which any related person will have a direct or indirect material interest. For purposes of this policy, a “related person” means any person who is a director, a nominee for director or an executive officer of the Company or Xenith Bank (or an immediate family member of such director, nominee for director or executive officer) or a beneficial owner of more than 5% of the outstanding shares of our common stock (or an immediate family member of such owner).

Lending Relationships with Insiders

During 2015, certain of our directors and executive officers, their affiliates and members of their immediate families were customers of and had loan transactions with us in the normal course of business and are expected to continue to have customer relationships with us in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectability or present other unfavorable features.

At December 31, 2015, loans to directors, executive officers and principal shareholders of the Company, as well as to entities controlled by any of the foregoing (which we refer to as “related parties” or the “related party group”), amounted to $18.0 million. During 2015, additional loans made to related parties amounted to $3.5 million. Due to changes in the composition of the related party group, loans to related parties declined by $16.8 million in 2015 compared to 2014.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth for (1) each director and named executive officer named in the Summary Compensation Table, (2) all directors and executive officers as a group and (3) each person or group that beneficially owns 5% or more Common Stock: (i) the number of shares of Common Stock beneficially owned on August 31, 2016 and (ii) such person’s or group’s percentage ownership of outstanding shares Common Stock on such date. All of our directors and executive officers receive mail at our principal executive offices at Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond Virginia 23219.

This table is based upon information supplied by directors, officers and principal shareholders. Unless indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares(1)
Directors and Named Executive Officers:
Charles M. Johnston	360,793	(2)	*
James F. Burr	—	(3)	*
Patrick E. Corbin	230,771	(4)	*
Henry P. Custis, Jr.	75,928	(5)	*
Thomas B. Dix III	442,474	(6)	*
Palmer G. Garson	350,847		*
Robert B. Goldstein	51,137,854	(7)	22.2%
Edward Grebow	—	(8)	*

T. Gaylon Layfield, III	2,020,523	(9)	*
Robert J. Merrick	331,346		*
William A. Paulette	79,442	(10)	*
John S. Poelker	13,496	(11)	*
Scott A. Reed	16,425,447	(12)	7.1
Donna W. Richards	470,235	(13)	*
Thomas G. Snead	399,009	(14)	*
W. Lewis Witt	120,065	(15)	*
All Directors and Executive Officers, as a group (22 persons)	70,148,804		31.9%
Certain Beneficial Owners:
CapGen Capital Group VI LP	51,075,147	(7)(16)	22.1
Carlyle Financial Services Harbor, L.P.	42,398,583	(3)(17)	18.4
ACMO-HR, L.L.C.	42,398,583	(8)(18)	18.4
BCP Fund I Virginia Holdings, LLC	16,154,600	(12)(19)	6.9
Former Xenith Corporation Shareholder Voting Group	20,947,401	(20)	9.1

(1)	Applicable percentages are based on 230,842,387 shares outstanding on August 31, 2016. Shares of Common Stock subject to warrants, options or rights exercisable within 60 days of August 31, 2016 are deemed outstanding (without regard for limitations on exercise) for computing the percentage of the person holding such warrants, options or rights but are not deemed outstanding for computing the percentage held by any other person. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership over which shares the persons named in the table may possess voting and/or investment power. Percent of outstanding shares marked with an asterisk (*) represents less than 1% of total outstanding shares.
(2)	The table does not include 25,287 restricted stock units awarded to Mr. Johnston.
(3)	Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the sole member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. By virtue of these relationships, the aforementioned entities may be deemed to share beneficial ownership of the shares of Common Stock owned by Carlyle Financial Services Harbor, L.P. Each such entity expressly disclaims beneficial ownership of the shares of Common Stock owned by Carlyle Financial Services Harbor, L.P. except to the extent of its pecuniary interest herein. James F. Burr is a director of the Company and is a Managing Director of The Carlyle Group Financial Services Group and does not beneficially own any shares of the Company.
(4)	Includes 8 shares owned by Brenda C. Corbin (wife) and 139,750 shares held in a revocable trust for Patrick E. Corbin. The table does not include 126,809 restricted stock units awarded to Mr. Corbin.
(5)	Includes 31,078 shares held in a revocable trust for Henry P. Custis, Jr. and 2,000 shares owned by Linda Custis (wife). The table does not include 25,287 restricted stock units awarded to Mr. Custis.
(6)	The table includes 311,560 exercisable stock options awarded to Mr. Dix and does not include 150,000 restricted stock units and 311,560 stock options awarded to Mr. Dix.
(7)	Mr. Eugene A. Ludwig is the managing member of CapGen Capital Group VI, LLC, which is the general partner of CapGen Capital Group VI LP. Robert B. Goldstein is a director of the Company and a founding Principal in CapGen Capital Group VI, LLC. As a principal member and member of the investment committee of CapGen Capital Group VI, LLC, the general partner of CapGen Capital Group VI LP, Mr. Goldstein may be deemed to be the indirect beneficial owner of such shares or shares underlying the warrants under Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Exchange Act Rule 16a-1(a)(4), Mr. Goldstein disclaims that he is the beneficial owner of such shares, to the extent of his pecuniary interest. Mr. Goldstein owns 12,541 shares personally and the remainder of shares reflected in this table is the same shares attributable to CapGen Capital Group VI LP. The table does not include 25,287 restricted stock units awarded to Mr. Goldstein.
(8)	All investment and voting decisions with respect to the shares of Common Stock held by ACMO-HR, L.L.C. are made by Anchorage Capital Group, L.L.C. (formerly named Anchorage Advisors, L.L.C.). Because of their respective relationships with ACMO-HR, L.L.C. and each other, each of Anchorage Advisors Management, L.L.C., Anchorage Capital Group, L.L.C., Anchorage Capital Master Offshore, Ltd., ACMO-HR, L.L.C and Messrs. Anthony L. Davis and Kevin M. Ulrich may be deemed to share voting and disposition power with respect to the shares of Common Stock beneficially owned by ACMO-HR, L.L.C. None of these persons or entities may be deemed to have sole voting and disposition power with respect to any shares of Common Stock beneficially owned by ACMO-HR, L.L.C. Mr. Grebow is a director of the Company and is a Managing Director and Head of the Global Portfolio Group at Anchorage and does not beneficially own any shares of the Company.
(9)	Includes 30,755 shares held in trust for the benefit of Mr. Layfield’s children, for which Mr. Layfield serves as the trustee. This table does not include 121,827 restricted stock units awarded to Mr. Layfield that have not yet vested.
(10)	Includes 1,194 shares owned jointly with Carolyn E. Paulette (wife). The table does not include 25,287 restricted stock units awarded to Mr. Paulette that have not yet vested.
(11)	The table does not include 25,287 restricted stock units awarded to Mr. Poelker that have not yet settled.
(12)	Includes 16,154,600 shares held by BCP Fund I, Virginia Holdings, LLC (“BCP Fund LLC”). Mr. Reed shares voting and investment power over the shares held by BCP Fund LLC. BankCap Partners Fund is the sole member of BCP Fund LLC. The general partner of BankCap Partners Fund is BankCap Partners GP. The general partner of BankCap Partners GP is BankCap LLC. Scott A. Reed, who serves on our board of directors, is a manager of BankCap LLC.
(13)	The table includes 311,560 exercisable stock options awarded to Ms. Richards and does not include 200,000 restricted stock units and 311,560 stock options awarded to Ms. Richards.

(14)	Includes 65,250 shares held in a trust for which Mr. Snead serves as investment manager.
(15)	Includes 253 shares held in an IRA for W. Lewis Witt, 908 shares held in an IRA for Judith W. Witt (wife), 3,171 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt, 6,037 shares held in an IRA for W. Lewis Witt, 4,926 shares for TOD Registration Account for W. Lewis Witt, 305 shares for TOD Registration Account for Judith W. Witt and 2,317 shares owned jointly with Judith W. Witt. The table does not include 25,287 restricted stock units awarded to Mr. Witt.
(16)	The business address of CapGen Capital Group VI LP is 280 Park Avenue, 40th Floor West, Suite 401, New York, NY 10017.
(17)	The business address of Carlyle Financial Services Harbor, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, DC 20004-2505.
(18)	The business address of ACMO-HR, L.L.C. is c/o Anchorage Capital Group, L.L.C., 610 Broadway, 6th Floor, New York, NY 10012.
(19)	The business address of BCP Fund LLC is 2100 McKinney Avenue, Suite 1225, Dallas, Texas 75201.
(20)	Under the terms of that certain Second Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”), effective upon the completion of the merger, BankCap Partners and the shareholders who purchased shares of Xenith Corporation in its June 2009 private offering (“holders”) agreed to vote their shares of Common Stock in favor of one individual designated by BankCap Partners for election to the Board of Directors at any meeting of our shareholders at which shareholders will be voting on the election of directors until our 2018 annual meeting of shareholders and only for so long as BankCap Partners, together with its affiliates, beneficially owns shares of Common Stock representing at least 5% of our outstanding capital stock. BankCap Partners and the holders also agreed to vote their respective shares of Common Stock in favor of (1) removing the BankCap Partners director upon the request of BankCap Partners and electing to the Board of Directors a substitute designated by BankCap Partners and (2) ensuring that any vacancy on our Board of Directors cause by the resignation, death or removal of a BankCap Partners director is filled in accordance with the Investor Rights Agreement. The members of the former Xenith Corporation Shareholder Voting Group include BankCap Partners, Messrs. Layfield, McDonald, Merrick, Reed, Sisisky, Cottrell, Davis, W. Jefferson O’Flaherty and Osgood and Ms. Garson. The address for the former Xenith Corporation shareholder voting group is One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of Exchange Act requires directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with in 2015.

EXECUTIVE COMPENSATION

The following discussion of executive compensation is based on the fiscal year ended December 31, 2015. As described above under “Questions and Answers About the Annual meeting and This Proxy Statement,” as a result of the merger, both the composition of our named executive officers, which is based on information for the fiscal year ended December 31, 2015, and the details of their then-current compensation have changed significantly. Much of the information that follows is no longer relevant. References in this section to the Compensation Committee are to the Compensation Committee as it existed prior to August 8, 2016; the Compensation Committee oversaw executive compensation related decisions for the fiscal year ended December 31, 2015.

Executive Compensation Summary

Particularly within this challenging environment for banking services and the depressed market for bank stocks, during 2015, the Compensation Committee and management believe that shareholder value must drive executive compensation decisions. While our compensation philosophy has been to maintain a competitive compensation package to attract qualified executive officers, we have historically had a pay-for-performance program that bases compensation decisions on the financial performance of the Company. Our intent has been to offer compensation packages that will attract and retain high quality personnel for our organization. We want to provide our employees with incentives that will align their interests with the long-term and short-term goals of the organization as a whole. Several components of our compensation packages include vesting periods and stock ownership that are designed to promote loyalty and longevity among employees. We wish to reward those employees who are excelling in their respective positions and, by so doing, enhance the future profitability of our Company.

On October 4, 2011, the Company’s shareholders approved the 2011 Omnibus Incentive Plan, which succeeds the Company’s 2006 Stock Incentive Plan and provides for the grant of up to 13,675,000 shares of our Common Stock as awards to employees of the Company and its related entities, members of the Board of Directors of the Company and members of the board of directors of any of the Company’s related entities.

In 2012, the Company resumed its equity incentive program by granting restricted stock units to certain directors and employees. In 2013, the Company resumed its non-equity incentive arrangement, which provides cash bonuses based on the achievement of certain Company performance goals. In 2014, the Company also granted stock options to certain executive managers.

During 2015, our Compensation Committee focused on retaining and attracting key executives to assist in managing the financial challenges facing the Company. The Compensation Committee reviewed the compensation, including salaries, bonuses, employee benefits, executive incentive plans, policies, practices and programs, for the Company’s executive officers. We evaluated the performance of the Company’s Chief Executive Officer and, with the assistance of the Chief Executive Officer, the performance of the other executive officers.

Changing Regulatory Environment

On June 21, 2010, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision issued guidance on sound incentive compensation policies. The guidance includes three broad principles, which we have integrated into our overall compensation philosophy:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks.

•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.

•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices, including active and effective oversight by the board of directors.

Elements of Compensation

The challenge for management and the Compensation Committee has been to motivate, retain and reward key performers for working harder and smarter than ever in a very difficult banking environment. With the exception of Charles M. Johnston, Interim Chief Executive Officer in 2015 and Douglas J. Glenn, Former President and Chief Executive Officer, the executive officers did not play a role in the compensation process during 2015. Mr. Johnston presented information regarding the other executive officers to the Compensation Committee for their consideration. Mr. Johnston was never present while the Compensation Committee deliberated on his compensation package.

Employment Agreements: The key elements of the employment agreements in effect during 2015 between the Company and the named executives Donna W. Richards, President and Chief Operating Officer of the Company, Thomas B. Dix III, Executive Vice President, Chief Financial Officer and Treasurer of the Company and The Bank of Hampton Roads (now known as Xenith Bank), and Douglas J. Glenn, Former President and Chief Executive Officer are summarized below. There was no employment agreement between the Company and Mr. Johnston, who served as Interim Chief Executive Officer until July 29, 2016. However, beginning September 16, 2015, Mr. Johnston received, in addition to his compensation as Chairman of the Board, cash compensation of $50,000 per month while serving as Interim Chief Executive Officer, plus reimbursement of certain living expenses in Virginia Beach, and he was awarded 200,000 restricted stock units, with a grant date value of $394,000 and which vested upon the Company’s appointment of a successor Chief Executive Officer.

Thomas B. Dix III. On August 19, 2014, Mr. Dix entered into a one-year employment agreement with the Company, which was later amended on September 23, 2015 to expire on September 23, 2017. Under the terms of the employment agreement, Mr. Dix received an initial base salary of $250,000 and was eligible for annual salary increases at the discretion of the Compensation Committee. He was also eligible to participate in the long-term or short-term incentive plans of the Company, was eligible to participate in all cash and non-cash employee benefit plans maintained by the Company and received reimbursement for certain expenses.

The employment agreement was terminable at any time by the Company for “Cause” as (defined in the employment agreement), by Mr. Dix upon 30 days prior written notice, or upon Mr. Dix’s death or Disability (as defined in the employment agreement). Mr. Dix received his base salary earned through the date of termination, any bonus or other short term incentive compensation earned, but not yet paid, for any prior year, any bonus or short term incentive compensation earned, but not yet paid, prorated based on the number of days in the year that proceed the date of termination, and any accrued but unused paid time off. The employment agreement also provided for the termination of Mr. Dix’s employment at any time by the Company for other than Cause and by Mr. Dix for “Good Reason” (as defined in the employment agreement). Upon termination at any time by the Company for other than Cause and by Mr. Dix for Good Reason, and provided that Mr. Dix released and waives his claims against the Company as provided in the employment agreement, Mr. Dix was also entitled to the following:

•	an amount equal to two times the sum of (A) his then current rate of annual base salary and (B) the average of his last two years annual bonuses earned, paid in a single lump sum payment,

•	payment of any bonus or short term compensation earned but not yet paid for any year preceding the year of termination of employment,

•	payment of a pro-rated bonus or short term compensation earned but not yet paid for the year of termination of employment, and

•	continued participation for Mr. Dix and his covered dependents in the Company’s group health plan for a certain period of time following the date of termination of employment and payment by the Company of a portion of his COBRA premiums during such period.

Effective February 10, 2016, the terms of this employment agreement were replaced and superseded by a new employment agreement between Mr. Dix and the Company. For more information, see the Current Report on Form 8-K filed by the Company on February 16, 2016.

Douglas J. Glenn. On August 19, 2014, Mr. Glenn entered into a three-year employment agreement with the Company. Upon the third anniversary and each anniversary thereafter, the term of the employment agreement would have been extended for an additional year, however, Mr. Glenn retired as of September 16, 2015 and this employment agreement is no longer in effect. The employment agreement replaced and superseded the terms of that certain employment agreement, dated February 13, 2012, between Mr. Glenn and the Company. Under the terms of the employment agreement, Mr. Glenn received an initial base salary of $550,000 and was eligible for annual salary increases at the discretion of the Compensation Committee. Mr. Glenn also received a signing bonus during 2014 in the form of a lump sum cash payment of $100,000, was eligible to participate in the long-term or short-term incentive plans of the Company, was eligible to participate in all cash and non-cash employee benefit plans maintained by the Company and received reimbursement for certain expenses.

Mr. Glenn also had a supplemental employment retirement agreement. The purpose of the agreement was to provide a retirement vehicle for Mr. Glenn that rewarded his years of service to the Company. Under this agreement, Mr. Glenn was eligible to receive an annual benefit payable in 15 installments equal to 50% of his benefit computation base following the attainment of his plan retirement date in 2031. The benefit computation base was calculated on his average compensation including bonuses from us over the three highest compensation completed calendar years prior to the year during which the plan retirement date occurs. The maximum aggregate amount he would be entitled to receive is the lesser of $600,000 or the amount he is otherwise entitled to under the supplemental employment retirement agreement.

The employment agreement was terminable at any time by the Company for “Cause” as (defined in the employment agreement) and by Mr. Glenn upon 30 days prior written notice, or upon Mr. Glenn’s death or Disability (as defined in the employment agreement).

The employment agreement also provided for the termination of Mr. Glenn’s employment at any time by the Company for other than Cause and by Mr. Glenn for “Good Reason” (as defined in the employment agreement). Mr. Glenn would receive his base salary earned through the date of termination, any bonus or other short term incentive compensation earned, but not yet paid, for any prior year, any bonus or short term incentive compensation earned, but not yet paid, prorated based on the number of days in the year that proceed the date of termination, and any accrued but unused paid time off. Upon termination at any time by the Company for other than Cause and by Mr. Glenn for Good Reason, and provided that Mr. Glenn released and waived his claims against the Company as provided in the employment agreement, Mr. Glenn was also entitled to the following:

•	if Mr. Glenn’s employment was terminated on or prior to May 31, 2016, a lump sum cash payment equal to 300% of the sum of (i) his current rate of annual base salary immediately preceding such termination and (ii) the average of his last two year’s annual bonus (the sum of (i) and (ii), the “Severance Base Amount”); and

•	if Mr. Glenn’s employment was terminated after May 31, 2016, a lump sum cash payment equal to 200% of his Severance Base Amount; and

•	continued participation for Mr. Glenn and his covered dependents in the Company’s group health plan for a certain period of time following the date of termination of employment and payment by the Company of a portion of his COBRA premiums during such period.

If within one year following a Change in Control, Mr. Glenn’s employment was terminated without Cause or if he resigned for Good Reason, and provided that Mr. Glenn released and waived his claims against the Company as provided in the employment agreement, Mr. Glenn was entitled to receive a lump sum cash payment equal to 299% of his Severance Base Amount (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended), and continued participation for Mr. Glenn and his covered dependents in the Company’s group health plan for a certain period of time following the date of termination of employment and payment by the Company of a portion of his COBRA premiums during such period.

Donna W. Richards. Ms. Richards entered into a three-year employment agreement on May 22, 2013. Under the terms of the employment agreement, she will receive an initial base salary of $350,000 and will be eligible for annual salary increases at the discretion of the Compensation Committee. Additionally, in 2013, Ms. Richards was paid a one-time retention bonus totaling $100,000, of which $50,000 was paid in cash and $50,000 was awarded in restricted stock units. Ms. Richards is also eligible to participate in any of the Company’s long-term or short-term incentive plans, participate in all cash and non-cash employee benefit plans maintained by the Company for senior executive officers or employees generally and will receive reimbursement for certain expenses.

The employment agreement may be terminated at any time by the Company for “Cause” as (defined in the employment agreement) and by Ms. Richards upon 30 days prior written notice, or upon Ms. Richards’ death.

The employment agreement also provides for the termination of Ms. Richards’ employment at any time by the Company for other than Cause and by Ms. Richards for “Good Reason” (as defined in the employment agreement). Ms. Richards will receive her base salary earned through the date of termination, and any accrued but unused paid time off. Upon termination at any time by the Company for other than Cause and by Ms. Richards for Good Reason, and provided that Ms. Richards releases and waives her claims against the Company, as provided in the employment agreement, Ms. Richards will be entitled to receive the following:

•	an amount equal to 300% of her current rate of annual salary,

•	payment of any bonus or short term compensation earned but not yet paid for any year preceding the year of termination of employment,

•	payment of a pro-rated bonus or short term compensation earned but not yet paid for the year of termination of employment, and

•	the opportunity to continue to participate in the Company’s health and dental plans for the longer of one year or the remainder of the terms of the agreement, following the termination of her employment, with the Company continuing to pay its portion of such health and dental insurance premiums (clause (i)—(iv) collectively, the “Severance Amount”), provided, that Ms. Richard’s will be entitled to receive the benefit in clause (iv) even if she does not deliver a release and waiver of claims to the Company.

If within one year following a Change in Control (as defined in the employment agreement), Ms. Richards’ employment is terminated or if she resigns for Good Reason, and provided that Ms. Richards releases and waives her claims against the Company as provided in the employment agreement, Ms. Richards will be entitled to receive the Severance Amount (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended).

Effective February 10, 2016, the terms of this employment agreement were replaced and superseded by a new employment agreement between Ms. Richards and the Company. For more information, see the Current Report on Form 8-K filed by the Company on February 16, 2016.

During the fiscal year ended December 31, 2015, our compensation packages consisted of the following elements:

Salary: We consider many factors in determining the salary component for each of the executive officers. Because one of our objectives is to attract and retain high quality personnel, we have historically conducted surveys of other financial institutions and reviewed data from a peer group within our region taking into account asset size and revenue base to ensure that we are comparing ourselves to similar organizations.

Salary for each executive officer is determined based on his or her individual and group responsibilities and achievements during the preceding year and such determination includes judgments based on performance evaluations, regulatory examination results, efficiency in performance of duties and demonstrated leadership skills. Normally, decisions to increase or decrease compensation materially from the prior period are influenced by the amount of new responsibilities taken on by the executive officers and their contributions to the profitability of the Company.

Incentive Arrangement: In order to focus the Company’s executive officers’ attention on the profitability of the organization as a whole, the Company has historically paid cash incentives based upon the Company’s annual financial performance. The 2015 awards earned by the named executive officers were based on the Company’s achievement of threshold and target amounts of consolidated net income for the 2015 fiscal year. If the maximum goals for these performance metrics were achieved, the maximum payout to Mr. Glenn, Mr. Dix and Ms. Richards would have been 35%, 30%, and 30%, respectively, of their base salaries. For 2015, based on actual performance, Mr. Dix, and Ms. Richards were awarded 100% of the possible payout under the incentive arrangements, which were paid out in 2016. Mr. Glenn received a prorated payout of 75% of the possible payout under the incentive arrangement for 2015, due to his resignation on September 16, 2015, and is included in the $2,273,553 of separation compensation noted in the Summary Compensation Table that follows. Mr. Johnston was not eligible to participate in the 2015 incentive arrangement.

2011 Omnibus Stock Incentive Plan: We strongly encourage our employees to own stock in the Company. We believe that stock ownership among employees fosters loyalty and longevity and is an excellent method for aligning employee interests with the long-term goals of the organization and our shareholders. To facilitate stock ownership, the Compensation Committee adopted the 2011 Omnibus Stock Incentive Plan (the “2011 Plan”), which was approved by our shareholders on October 4, 2011 and our shareholders approved an amendment to the 2011 Plan on June 25, 2012. The 2011 Plan provides for the grant of up to 13,675,000 shares of our Common Stock as awards to employees of the Company and its related entities, members of the Board of Directors and members of the board of directors of any of the Company’s related entities. Awards may be made in the form of options, stock appreciation rights, stock awards, stock units and incentive awards. Each type of award under the 2011 Plan, as amended, is subject to different requirements and the awards may be conditioned by the performance of the officers and their contribution to the performance of the Company. The 2011 Plan, as amended, provides that no person shall be granted stock options, or stock appreciation rights, for more than 7,750,000 shares of Common Stock or stock awards, or stock units of more than 3,875,000 shares of Common Stock during any calendar year. The 2011 Plan also provides that no person may be granted cash-denominated incentive awards in any calendar year with a maximum possible payout of more than $1.5 million.

In September 2015, the Company issued restricted stock units under the 2011 Plan to its named executive officers in the following amounts: 200,000 units to Mr. Johnston, and 60,000 units to Ms. Richards. These restricted stock units were issued subject to a vesting period that was the earlier of: a) one year from the grant date or b) when a successor Chief Executive Officer was named by the Company. Within 30 days of vesting, the Company was to have settled the restricted stock units by issuing one share of its common stock for each vested restricted stock unit. Mr. Johnston’s award vested and settled in stock on July 29, 2016. Ms. Richards’ award vested and settled in cash on July 29, 2016. During 2015, Mr. Glenn and Mr. Johnston also received $44,000 each in cash in lieu of restricted stock units in their capacity as directors of the Company. The Company did not issue any stock options to its named executive officers during 2015.

Defined Contribution Plan: Any employee of the Company or Xenith Bank, who is at least 21 years of age and has at least three months of service, is eligible to participate in the VBA Defined Contribution Plan for the Company (the “Plan”). Additionally, any employee of Shore Bank who is at least 18 years old and has at least three months of service prior to April 1, 2011 is eligible to participate in the Plan. Participants may contribute up to 96% of their covered compensation, subject to statutory limitations, and the Company will make matching contributions of 100% of the first 3% of pay and 50% for the next 2% of pay that a participant contributes to the Plan. The Company may also make additional discretionary contributions to the Plan. Participants are fully vested in their contributions and the Company’s match immediately and become fully vested in the Company’s discretionary contributions after three years of service.

Risk Assessment

We reviewed our compensation programs and policies for all employees and determined that they do not encourage employees to expose the Company to imprudent risks and are not reasonably likely to have a material adverse effect on the Company. We believe our compensation programs are designed with the appropriate balance of risk and reward in relation to our Company’s overall business strategy.

Summary Compensation Table

The following table shows the compensation for the fiscal year, ended December 31, 2015 and 2014 paid to or earned by our executive officers named below (“named executive officers”).

Name and Principal Position	Year	Salary		Bonus	Stock Awards(a)		Non-Equity Incentive Plan Compensation(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Charles M. Johnston	2015	$175,000	(c)	$—	$394,000	(c)	$—	$—	$274,384	(c)	$843,384
Interim CEO	2014	—		—	—		—	—	—		—
Douglas J. Glenn	2015	391,667		35,000	—	(d)	—	—	2,310,120	(e)	2,736,787
Former President and CEO	2014	550,000		100,000	3,155,880		86,492	—	53,989		3,946,361
Donna W. Richards	2015	350,000		121,000	118,200		105,000	—	10,600	(f)	704,800
President & COO	2014	350,000		—	847,132		53,231	—	10,400		1,260,763
Thomas B. Dix III	2015	265,625		16,500	—		82,500	—	10,600	(f)	375,225
EVP, CFO, & Treasurer	2014	250,000		—	847,130		38,022	—	9,896		1,145,048

(a)	The amounts in this column reflect the grant date fair value of restricted stock unit and stock option awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The valuation assumptions used in determining these amounts are described in Note 14 Share-Based Compensation Plans of the Notes to Consolidated Financial Statements in the 2015 Form 10-K.
(b)	The amounts in this column reflect amounts earned under the Company’s incentive arrangements.
(c)	The amounts in the “Salary” and “Stock Awards” columns represent compensation earned by Mr. Johnston in his capacity as Interim Chief Executive Officer. The amount in the “All Other Compensation” column represents compensation Mr. Johnston earned in his capacity as a director, including $200,000 annual retainer earned as Chairman of the Board of Directors.
(d)	In connection with his separation from the Company in 2015, Mr. Glenn forfeited unvested restricted stock units and stock option awards granted during 2014 with a combined grant date fair value of $2,333,908.
(e)	This amount includes $25,967 in Board fees, $10,600 in Company 401(k) matching funds, and $2,273,553 in separation compensation resulting from the execution of the Release and Separation Agreement dated September 16, 2015, entered into by and between Mr. Glenn and the Company.
(f)	These amounts represent Company 401(k) matching funds.

Outstanding Equity Awards at Year-End Table

The following table presents outstanding stock options and restricted stock units held by our named executive officers as of December 31, 2015. Each equity grant is shown separately for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Charles M. Johnston						200,000	(d)	$368,000
Interim CEO
Douglas J. Glenn	80			$300.00	12/31/16
Former President	400			$300.00	12/31/16
and CEO	653	147	(a)	$306.25	11/01/17
	572,248			$1.61	08/20/21
Donna W. Richards						12,438	(c)	22,886
President & COO						38,945	(b)	71,659
						38,945	(b)	71,659
						38,945	(b)	71,659
						60,000	(d)	110,400
	155,780			$1.61	08/20/21
		155,780	(b)	$1.61	08/20/21
		155,780	(b)	$1.61	08/20/21
		155,780	(b)	$1.61	08/20/21
Thomas B. Dix III						38.945	(b)	71,659
EVP, CFO, &						38.945	(b)	71,659
Treasurer						38.945	(b)	71,659
	155,780			$1.61	08/20/21
		155,780	(b)	$1.61	08/20/21
		155,780	(b)	$1.61	08/20/21
		155,780	(b)	$1.61	08/20/21

(a)	80 options vest annually each November 1.
(b)	The restricted stock units and stock options were accelerated and settled in cash on July 29, 2016.
(c)	The restricted stock units vested on June 26, 2016 and settled in cash on July 29, 2016.
(d)	The restricted stock units vested and settled in cash on July 29, 2016.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF 1-FOR-10 WITHIN 12 MONTHS OF THE DATE OF THE ANNUAL MEETING IF THIS AMENDMENT IS APPROVED BY SHAREHOLDERS

The Board of Directors has adopted, and recommends that our shareholders approve, an amendment to our Articles of Incorporation, the form of which is attached as Annex A to this proxy statement (the “Reverse Stock Split Amendment”), to effect a reverse stock split of our outstanding shares of Common Stock at a reverse stock split ratio of 1-for-10 following shareholder approval (the “Reverse Stock Split”). If the Reverse Stock Split Amendment is approved, the Board of Directors will, in its sole discretion, have the authority to implement the Reverse Stock Split at any time on or before a date that is within 12 months from November 21, 2016 without further shareholder action. In addition, the Board of Directors reserves the right, in its sole discretion, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time, the Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our shareholders to proceed with the Reverse Stock Split. If the Board of Directors does not implement the Reverse Stock Split by a date that is within 12 months from November 21, 2016, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

In determining whether to implement the Reverse Stock Split following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	our ability to continue our listing on the NASDAQ Stock Market; and

•	prevailing general market and economic conditions.

The Reverse Stock Split, if implemented, will become effective upon the filing and effectiveness of the Reverse Stock Split Amendment with the State Corporation Commission of the Commonwealth of Virginia. Assuming the shareholders approve the Reverse Stock Split Amendment, the exact timing of the filing of the amendment will be determined by the Board of Directors, in its sole discretion.

Reasons for the Reverse Stock Split

The Board of Directors adopted the Reverse Stock Split Amendment, subject to its right to abandon the Reverse Stock Split as described above, with the primary intent of increasing the trading price of our Common Stock. As of the date of this proxy statement, our Common Stock is publicly traded and listed on the NASDAQ Stock Market under the symbol “XBKS.” The Board of Directors believes that, in addition to increasing the trading price of our Common Stock, the Reverse Stock Split, if implemented, will also reduce certain of our costs, such as NASDAQ Stock Market listing fees, and will make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, the Board of Directors believes that approval of the Reverse Stock Split Amendment is in the best interests of the Company and our shareholders.

The closing sale price of our Common Stock on September 29, 2016 was $2.18 per share. We believe that the Reverse Stock Split, if implemented, will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the anticipated higher market price resulting from the Reverse Stock Split would enable institutional investors and brokerage firms with policies and practices such as those described above to more readily invest in our Common Stock. In addition, we believe that, if implemented, the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock. However, some investors may view the Reverse Stock Split negatively since it would reduce the number of shares of our Common Stock available in the public market.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Common Stock. Other factors, however, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the trading price of our Common Stock will increase following the Reverse Stock Split or that the trading price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

General Effects of the Reverse Stock Split

If our shareholders approve this proposal and the Board of Directors implements the Reverse Stock Split, the principal effect will be to proportionately decrease the number of outstanding shares of our Common Stock based on the 1-for-10 ratio. Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on the NASDAQ Stock Market. Following the Reverse Stock Split, if implemented, our Common Stock will continue to be listed on the NASDAQ Stock Market under the symbol “XBKS” although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. See “— Issuance of New Book-Entry Shares; Exchange of Certificates” below.

The Reverse Stock Split will not change the terms of our Common Stock. Our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests or proportionate voting power.

Effect On Incentive Plans

As of September 29, 2016, there were [            ] shares of Common Stock subject to stock options, [            ] shares of unvested restricted stock and [            ] shares of Common Stock underlying restricted stock units under our 2011 Plan and [            ] shares of Common Stock subject to stock options under the Xenith Bankshares, Inc. 2012 Stock Incentive Plan, as amended and restated (the “Legacy Xenith Plan” and, together with the 2011 Plan, the “Plans”). Under the Plans, the Governance and Compensation Committee has sole discretion to determine the appropriate adjustment to the awards granted under the Plans in the event of a reverse stock split; provided that the number of shares subject to the adjusted awards must be a whole number. Should the Reverse Stock Split be effected, the Governance and Compensation Committee will approve proportionate adjustments to the number of shares of Common Stock available for issuance under the Plans the individual grant limitations imposed under the Plans and to the terms of the outstanding awards, including the number of shares and the exercise price relating to any award under our Plans. Accordingly, if the Reverse Stock Split is implemented, we expect the number of all outstanding equity awards will be proportionately adjusted by the Governance and Compensation Committee, pursuant to its existing authority under the Plans, using the 1-for-10 ratio. The Governance and Compensation Committee will implement any changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to the Plans and the terms of outstanding awards if the Reverse Stock Split is implemented. For illustrative purposes only, and assuming that the 1-for-10 reverse stock split is implemented, the [            ] shares of Common Stock that remain available for issuance under the Plans as of September 29, 2016 will be adjusted to [            ] shares, though we do not intend to issue additional awards under the Legacy Xenith Plan. The individual grant limitations under the Plans will be adjusted similarly. In addition, the exercise price per share for each stock option would be increased by 10 times and the number of shares subject to each outstanding stock option would be decreased by dividing such number by 10, such that upon an exercise, the aggregate exercise price payable by the option holder to us would remain the same. For illustrative purposes only, an outstanding stock option to purchase 100 shares of Common Stock, exercisable at $1.00 per share, will be adjusted as a result of the 1-for-10 reverse split ratio into a stock option to purchase 10 shares of Common Stock at an exercise price of $10.00 per share.

If an adjusted stock option or restricted stock unit would cover a fractional share, the fraction will be disregarded without a payment or other compensation to the participant. If an adjusted unvested restricted stock award would cover a fractional share, the participant will receive a cash payment (without interest or deduction) in lieu of the fractional share. See “— Fractional Shares” below.

Effect on Number of Issued and Outstanding Shares

Currently, we are authorized to issue up to a total of 1,000,000,000 shares of capital stock, consisting of 1,000,000,000 shares of Common Stock, of which 230,886,387 shares were issued and outstanding as of September 29, 2016 and 1,000,000 shares of preferred stock, of which no shares were issued and outstanding as of September 29, 2016. If the Reverse Stock Split is implemented, the number of issued and outstanding shares of our Common Stock would be reduced by dividing the number of issued and outstanding shares by 10. Based on the number of shares of Common Stock outstanding as of September 29, 2016, immediately following the completion of the Reverse Stock Split, we will have approximately 9,235,455 shares of Common Stock outstanding. We do not expect the Reverse Stock Split to have any material economic effect on our shareholders or holders of options, restricted stock or restricted stock units.

Effect on Authorized Shares

The Reverse Stock Split, if implemented, will not affect the number of our authorized shares of capital stock. Accordingly, the Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of our Common Stock. These shares may be issued by us in the future. Any future issuances could have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Effect on Par Value

The Reverse Stock Split, if implemented, will not affect the par value of our capital stock, which will remain at $0.01 per share. As a result of the Reverse Stock Split, if implemented, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the 1-for-10 ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged.

Fractional Shares

We do not currently intend to issue fractional shares if the Reverse Stock Split is implemented. Shareholders who otherwise would hold fractional shares because the number of shares of Common Stock they held before the Reverse Stock Split would not be evenly divisible based upon the reverse split ratio will be entitled to receive cash (without interest or deduction) from us in lieu of such fractional shares in an amount equal to the product of (i) the fractional share interest otherwise issuable to such shareholder as a result of the Reverse Stock Split, multiplied by (ii) the closing price of our Common Stock on the day immediately preceding the effective date of the Reverse Stock Split Amendment, as reported by the NASDAQ Stock Market (or any other exchange or system on which our Common Stock is then listed or traded).

Issuance of New Book-Entry Shares; Exchange of Certificates

If the shareholders approve the Reverse Stock Split Amendment and the Board of Directors determines that it is in the best interests of the Company to effect the Reverse Stock Split, we will communicate to our shareholders and the public, prior to effectiveness of the Reverse Stock Split, additional details regarding the Reverse Stock Split, including information regarding the issuance of new book-entry shares, information regarding the exchange of old stock certificates representing pre-Reverse Stock Split shares for new stock certificates representing post-Reverse Stock Split shares and information regarding the sale of fractional share interests by our registrar and transfer agent, Computershare. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO BY US OR OUR TRANSFER AGENT.

No Going Private Transaction

Notwithstanding the decrease in the number of issued and outstanding shares of Common Stock following the Reverse Stock Split, if implemented, is not intended to be the first step in a “going private transaction” within the meaning of Exchange Act Rule 13e-3.

No Appraisal Rights

Under Virginia law, shareholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, if implemented, and we will not independently provide our shareholders with any such rights.

Material U.S. Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a U.S. holder. For purposes of the discussion below, a “U.S. holder” is a person that for U.S. federal income tax purposes is a beneficial owner of our Common Stock that is (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person.

This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by shareholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax–exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations thereunder, administrative rulings and judicial authority related thereto, each as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may or may not be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split as described herein. In addition, we have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

In view of the foregoing and because the following discussion is intended as a general summary only, each holder of our common stock should consult such shareholder’s own tax advisor regarding the tax consequences, including the applicable U.S. federal, state, local and foreign tax consequences, and any tax reporting requirements associated with the reverse stock split in light of such shareholder’s own tax situation.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities and tax treatment of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split is intended to be treated as a tax-free recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss should generally be recognized by U.S. holders in the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should generally equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should generally include the holding period for the Common Stock surrendered. Any cash payments to a U.S. holder in lieu of fractional shares are intended to resolve our inability to evenly divide a U.S. holder’s shares of Common Stock due to the reverse split ratio selected by the Board of Directors. Such cash payments are not intended to represent separately bargained-for consideration. Accordingly, a U.S. holder who receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered allocated to such fractional share of our Common Stock. Such capital gain or loss should be long–term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the time of the Reverse Stock Split. Capital losses are generally only deductible against capital gains, except for a small amount that, for individuals, can offset ordinary income.

U.S. Information Reporting and Backup Withholding Tax. Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, certain U.S. holders may be subject to a backup withholding tax on the payment of such cash. A U.S. holder may be subject to backup withholding if the holder does not provide a correct taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided such holder timely furnishes the required information to the IRS.

Non–U.S. Holders

The discussion in this section is addressed to “non–U.S. holders.” A non–U.S. holder generally includes a beneficial owner of our Common Stock who is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Generally, non–U.S. holders should not recognize any gain or loss upon completion of the Reverse Stock Split. A non-U.S. holder who receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split should generally not recognize gain or loss, provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (or, if certain income tax treaties apply, is not attributable to a non–U.S. holder’s permanent establishment in the United States), (b) with respect to non–U.S. holders who are individuals, such non–U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, (c) our Company is not and has not been a “U.S. real property holding corporation” for U.S. federal income tax purposes during a relevant testing period and (d) such non–U.S. holders comply with certain certification requirements. We believe that our Company is not currently and does not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes. Non-U.S. holders should consult with their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting should not apply to payment of cash in lieu of a fractional share of our Common Stock to a non–U.S. holder pursuant to the Reverse Stock Split if the non–U.S. holder certifies under penalties of perjury that it is a non–U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding may apply to a non-U.S. holder that is unable to make the required certification. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non–U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non–U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2015

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. As required by the Audit Committee’s charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including internal control over financial reporting. In this context, the Audit Committee met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared using U.S. generally accepted accounting principles (“GAAP”). The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee discussed with KPMG the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), including their judgment about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within U.S. GAAP for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between KPMG and the management of the Company, such as any management letter or schedule of unadjusted differences.

In addition, the Audit Committee has discussed with KPMG its independence from the Company and its management, including the matters in the written disclosures required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the Company’s internal Auditors and KPMG the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal auditors and KPMG to discuss the results of their audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by KPMG. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Patrick E. Corbin

William A. Paulette

John S. Poelker

W. Lewis Witt

Fees of Independent Registered Public Accounting Firm

Amounts paid to KPMG for work performed in 2015 and 2014 appear below:

	KPMG
	2015		2014
Audit fees	$650,000	(1)	$505,588	(1)
Audit-related fees	16,500	(2)	16,000	(2)
Tax fees	467,294	(3)	166,960	(3)

(1)	Fees for financial statement audit, including audit of internal control over financial reporting and interim reviews and reviews of registration statements, consents and comfort letter.
(2)	Fees for audit of 401(k) plan.
(3)	Fees tax compliance and consulting services.

As required by the Audit Committee’s charter, the Audit Committee must pre-approve all audit and non-audit services provided by an independent registered public accounting firm. During 2015, the Audit Committee pre-approved 100% of services provided by KPMG. The Audit Committee has considered the provisions of these services by KPMG and has determined that the services are compatible with maintaining KPMG’s independence.

PROPOSAL 3:

RATIFICATION OF ACCOUNTANTS

The Audit Committee has recommended and the Board of Directors has ratified the selection of KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016, and the Board of Directors desires that such appointment be ratified by our shareholders at the Annual Meeting. KPMG audited our consolidated financial statements for the years ended December 31, 2015, 2014, 2013, 2012, 2011 and 2010. Representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Although ratification is not required by our Bylaws or otherwise, we are submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines that this would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG.

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by a shareholder’s proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

SHAREHOLDER PROPOSALS

The next annual meeting of shareholders is expected to be held on or about June 21, 2017, which is a change of more than 30 days from the date of the Annual Meeting. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in our proxy statement for the 2017 annual meeting of shareholders, must comply with SEC Rule 14a-8 and must submit the proposal in writing at a reasonable time before we begin to print and mail our proxy materials for the 2017 annual meeting of shareholders. All such proposals and notifications should be sent to Attn: Secretary, at Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia, 23219.

Our Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at our principal executive office not later than (i) 45 days before the date on which we first mailed proxy materials for the prior year’s annual meeting of shareholders or (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. However, under our Bylaws if the date for the annual meeting has changed more than 30 days from the prior year, then the notice must be received at a reasonable time before the Company prints and mails its proxy materials. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to the Chief Financial Officer of the Company.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

/s/ Paul A. Driscoll
Paul A. Driscoll
Secretary of the Board

Richmond, Virginia

October [    ], 2016

Annex A

ARTICLES OF AMENDMENT

OF

XENITH BANKSHARES, INC.

Pursuant to the provisions of the Virginia Stock Corporation Act (the “VSCA”), the undersigned, on behalf of the corporation set forth below, hereby executes the following Articles of Amendment as follows:

I.

The name of the corporation is Xenith Bankshares, Inc. (the “Corporation”).

II.

The amendment (the “Amendment”) adopted is as follows:

Article III of the Corporation’s Amended and Restated Articles of Incorporation is amended by inserting the following as clause (c) after clause (b) in Article III of the Corporation’s Amended and Restated Articles of Incorporation:

“(c) As of [    :    ] [a][p].m., Eastern Time, on [    ], 20[    ] (the “Effective Time”), every 10 shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time and held by each holder, shall automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock, par value $0.01 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).

A shareholder who otherwise would be entitled to receive a fractional share interest as a result of the Reverse Stock Split shall, with respect to such fractional share interest, be entitled to receive cash (without interest or deduction) from the Corporation in lieu of such fractional share interest, upon receipt by the Corporation’s transfer agent of such shareholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of such shareholder’s Old Certificates (as defined below), in an amount equal to the product of (i) the fractional share interest otherwise issuable to such shareholder as a result of the Reverse Stock Split, multiplied by (ii) the closing price of the Corporation’s Common Stock on the day immediately preceding the Effective Time, as reported by the NASDAQ Stock Market (or any other exchange or system on which the Corporation’s Common Stock is then listed or traded).

Each certificate that, immediately prior to the Effective Time, represented shares of the Corporation’s Common Stock (the “Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, subject to the elimination of fractional share interests as described above.

III.

The Amendment was adopted on [    ], 20[    ].

IV.

This Amendment was proposed by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation on November 21, 2016 in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia.

The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment was:

Designation	Number of Outstanding Shares		Number of Votes Entitled to be Cast
Common Stock, par value $0.01 per share	[	]	[	]

The total number of votes cast for and against the Amendment by each voting group entitled to vote separately on the Amendment was:

Voting Group	Votes “FOR”		Votes “AGAINST”
Common Stock, par value $0.01 per share	[	]	[	]

The number cast for the Amendment by each voting group was sufficient for approval by that voting group.

[Signature page follows]

A-2

IN WITNESS WHEREOF, Xenith Bankshares, Inc. has caused these Articles of Amendment to be signed by Thomas W. Osgood, its Executive Vice President and Chief Financial Officer, this             day of             , 20            .

XENITH BANKSHARES, INC.

By:
Name: Thomas W. Osgood
Title: Executive Vice President and Chief Financial Officer

SCC ID #: 0554872-2

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Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., ET, on November 21, 2016. Vote by Internet Go to www.investorvote.com/xbks Or scan the QR code with your smartphone Follow the steps outlined on the secure website • Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: 01—James F. Burr 04—Palmer P. Garson 07—T. Gaylon Layfield, III 10—John S. Poelker 13—W. Lewis Witt 02—Patrick E. Corbin 05—Robert B. Goldstein 08—Robert J. Merrick 11—Scott A. Reed 03—Henry P. Custis, Jr. 06—Edward Grebow 09—William A. Paulette 12—Thomas G. Snead, Jr. For Withhold For Withhold For Withhold 2. Amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a reverse stock split ratio of 1-for-10 within 12 months of the date of the annual meeting if this amendment is approved by shareholders. For Against Abstain 3. Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2016. For Against Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give their full title. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting and at any adjournments or postponements thereof. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — XENITH BANKSHARES, INC. + ANNUAL MEETING OF SHAREHOLDERS November 21, 2016 10:00 a.m., Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints T. Gaylon Layfield, III, Scott A. Reed and Paul A. Driscoll, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as provided on the other side hereof and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Xenith Bankshares, Inc. (the “Company”) to be held at the Company’s corporate offices at, One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219 on Monday, November 21, 2016, at 10:00 a.m., Eastern Time, or at any adjournments or postponements thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted FOR the election of all directors, FOR Proposal No. 2 and FOR Proposal No. 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. +